POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of John A.
Labate and Roger Palmer signing singly the undersigned s true and lawful attorney in fact to:

(1)execute for and on behalf of the undersigned in the undersigneds capacity as an officer and or director of Golden Star Resources Ltd. (the Company)
Forms 3 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the Exchange
Act) and the rules thereunder

(2)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3 4 or 5 and timely file such form with the United
States Securities and Exchange Commission (the
Commission) and any stock exchange or similar authority and

(3)take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney in fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney in act on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact s discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney in fact or such attorney infact s substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned is not assuming nor is the Company assuming any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 4 and 5 with regard to the undersigned s ownership of or transactions in securities of Golden Star Resources Ltd. unless earlier revoked by the undersigned in a signed writing delivered to one of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 2nd day of February 2010.


Christopher M.T. Thompson